Exhibit 99.1

PetIQ, Inc. Announces Results of Special Meeting of Stockholders

Reports Merger Agreement with Bansk Group Approved by Stockholders and Anticipates a Closing Date of October 25, 2024

EAGLE, Idaho – October 22, 2024 (GLOBE NEWSWIRE) - PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication, health and wellness company, announced today that at its virtual Special Meeting of Stockholders approximately 80% of its outstanding shares of common stock voted to approve the adoption of the definitive merger agreement (the “Agreement”) pursuant to which Bansk Group will acquire all of the outstanding shares of PetIQ’s common stock for $31.00 per share, in an all-cash transaction valued at approximately $1.5 billion.

“On behalf of PetIQ’s Board of Directors, we are excited to announce stockholders’ approval of our proposed transaction with Bansk Group, representing an important milestone for our anticipated closing on October 25, 2024,” commented Cord Christensen, Founder, Chairman and CEO of PetIQ. “We look forward to partnering with the team at Bansk Group as we continue to execute on PetIQ’s mission of providing pet parents convenient access to affordable pet healthcare to support the Company’s continued success.”

Upon completion of the proposed transaction, PetIQ’s common stock will no longer be listed on the NASDAQ Stock Market, and PetIQ will be privately held and continue to be operated independently by the Company’s executive team.

For further information regarding PetIQ’s final vote results, as certified by the independent inspector of elections, please see PetIQ's Current Report on Form 8-K, which will be filed in connection with this announcement.

About PetIQ

PetIQ is a leading pet medication, health and wellness company delivering a smarter way for pet parents to help their pets live their best lives through convenient access to affordable products and veterinary services. The Company's product business engages with pet parents through retail and e-commerce sales channels with its branded and distributed pet medications as well as health and wellness items. PetIQ manufactures and distributes pet products from its world-class facilities in Omaha, Nebraska, Springville, Utah and Daytona Beach, Florida. The Company’s veterinarian services offering operates in over 2,600 mobile community clinic locations and wellness centers hosted at retail partners in 39 states. PetIQ believes that pets are an important part of the family and deserve the best products and care we can provide them.

Investor contact

katie.turner@petiq.com or 208.513.1513

Media contact

kara.schafer@petiq.com or 407.929.6727

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Bansk Group. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the risk of the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; and the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; .

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on September 16, 2024, in connection with the Agreement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website at https://ir.petiq.com/ or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.